UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 31, 2014

UNIVEST TECH, INC.
Exact name of Registrant as Specified in its Charter

Colorado	0-54171	26-1381565
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

5031 S. Ulster Street, Suite 420
Denver, CO	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (970)-405-3105

Not Applicable
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

8.01 Other Events.

The Company has decided to spin off its two subsidiaries.  As part of the spin off, the Company decided to issue a dividend of shares of its subsidiaries to the shareholders of the Company.  All shareholders of the Company as of March 20, 2014 received 1 share of Auto Search Consulting, Inc. and 1 share of Contour Consulting, Inc. for every 1 share held in the Company.  The shares shall be held in trust by Jairon Castillo, trustee, pursuant to Trust Agreements dated March 19, 2014, until the effective date of a registration statement to be filed for both Auto Search Consulting, Inc. and Contour Consulting, Inc.  Upon effectiveness of each registration statement, the common shares shall be distributed by the trustee to the shareholders of Auto Search Consulting, Inc. and Contour Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2014	/s/ Jairon Castillo Jairon Castillo President, Chief Executive Officer and Director